Exhibit 99.1

UTStarcom, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2004	June 30, 2003 *	June 30, 2004	June 30, 2003 *

Net sales	$689,628	$405,834	$1,311,919	$736,354

Cost of sales	514,163	268,330	960,420	486,165
Gross profit	175,465	137,504	351,499	250,189

Operating expenses:
Selling, general and administrative	67,830	34,963	134,773	72,546
Research and development	52,592	36,078	98,250	62,890
In process research and development	1,400	9,328	1,400	10,648
Amortization of intangible assets	3,334	1,483	6,307	2,178
Total operating expenses	125,156	81,852	240,730	148,262

Operating income	50,309	55,652	110,769	101,927

Interest and other income (expenses)	4,962	(1,357)	14,018	3,133
Equity in loss of affiliated companies	(1,201)	(1,745)	(2,198)	(2,720)
Income before income taxes and minority interest	54,070	52,550	122,589	102,340
Income tax expense	10,814	13,138	24,518	25,585
Minority interest in earnings (losses) of consolidated subsidiaries	(37)	—	(87)	—

Net income	$43,219	$39,412	$97,984	$76,755

Basic earnings per share	$0.38	$0.39	$0.86	$0.74

Diluted earnings per share	$0.32	$0.33	$0.72	$0.62

Weighted average shares used in per-share calculation:
• Basic	113,773	100,698	114,193	104,009
• Diluted	136,095	124,360	137,709	126,409

	Three months ended		Six months ended
	June 30, 2004	June 30, 2003 *	June 30, 2004	June 30, 2003 *

1. The above unaudited financial statements include the following non-cash expenses:
Cost of Sales	$—	$3	$—	$41
Selling, general and administrative	—	118	51	2,499
Research and development	168	594	194	2,660
Total stock compensation expense	$168	$715	$245	$5,200

Amortization of intangible assets	$3,465	$1,483	$6,466	$7,527

In-process research and development	$1,400	$1,320	$1,400	$4,720

Change in investment portfolio	$(309)	$223	$(501)	$3,376

2. Earnings per share

Basic earnings per share Income available to common stockholders	$43,219	$39,412	$97,984	$76,755

Effect of Dilutive Securities 7/8% Convertible Subordinated Notes	884	1,092	1,798	1,375

Diluted earnings per share Income available to common stockholders + assumed conversions	$44,103	$40,504	$99,782	$78,130

*  Certain reclassifications have been made to prior year balances in order to conform to the current year presentation

UTStarcom, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2004	December 31, 2003

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$561,746	$422,591
Accounts receivable, net	509,608	324,921
Related parties accounts receivable, net	29,884	43,944
Notes receivable	43,392	11,362
Inventories, net	435,473	257,038
Deferred costs/Inventories at customer sites under contracts	334,913	558,977
Prepaid expenses	117,995	136,262
Restricted cash and short term investments	42,633	24,404
Other current assets	39,147	52,408
Total current assets	2,114,791	1,831,907
Property, plant and equipment, net	226,009	186,076
Long-term investments	24,504	24,066
Goodwill and intangible assets, net	177,620	144,232
Other long term assets	47,735	40,677
Total assets	$2,590,659	$2,226,958

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$389,094	$251,176
Income taxes payable	27,945	16,780
Customer advances	149,243	458,654
Deferred revenue	49,493	44,958
Other	205,137	173,139
Total current liabilities	820,912	944,707

Long-term debt	402,500	402,500
Minority interest in consolidated subsidiaries	647	560
Stockholders’ equity:
Common stock	143	131
Additional paid-in capital	1,114,632	653,624
Deferred stock compensation	(7,315)	(7,761)
Retained earnings	254,740	229,777
Other comprehensive income/(loss)	4,400	3,420
Total stockholders’ equity	1,366,600	879,191

Total liabilities and stockholders’ equity	$2,590,659	$2,226,958

	June 30, 2004	December 31, 2003

Inventories are made up of the following:

Inventories at factories	$312,810	$166,075
Inventories at customer sites	122,663	90,963
Inventories at customer sites under contracts	334,913	558,977

Total inventories	$770,386	$816,015

* Certain reclassifications have been made to prior year balances in order to conform to the current year presentation